UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2015

CorEnergy Infrastructure Trust, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 23, 2015, CorEnergy Infrastructure Trust, Inc. (the “Company”) entered into (i) an Underwriting Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein (the “Common Underwriters”), relating to the issuance and sale of up to 12,937,500 shares of the Company’s common stock (the “Common Stock”), including 1,687,500 shares of Common Stock issuable pursuant to an option granted to the Common Underwriters (the “Common Underwriting Agreement”), and (ii) an Underwriting Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein (the “Notes Underwriters”), relating to the issuance and sale of up to $115 million of 7.00% Convertible Senior Notes due 2020 (the “Notes”), including $15 million of notes issuable pursuant to an option granted to the Notes Underwriters (the “Notes Underwriting Agreement”).  The price to the public in the offering of Common Stock was $6.00 per share.  The Company’s total net proceeds from the offering of Common Stock, after deducting the underwriting discount and commission and other estimated offering expenses, will be approximately $63,956,250, excluding the option to purchase additional shares.  The Company’s total net proceeds from the offering of the Notes, at par, after deducting the underwriting discount and commission and other estimated offering expenses, will be approximately $96,750,000, excluding the option to purchase an additional aggregate principal amount of the Notes.  Both offerings are expected to close on or about June 29, 2015, subject to the satisfaction of customary closing conditions.  Each of the Common Underwriting Agreement and the Notes Underwriting Agreement contains customary representations, warranties and covenants by the Company.  Each also provides for customary conditions to closing, indemnification rights, other obligations of the parties thereto and termination provisions.

The offerings were made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration Statement No. 333-198921) and separate prospectus supplements thereto for each offering.

The foregoing summary of the terms of the Common Underwriting Agreement and the Notes Underwriting Agreement is only a brief description of certain terms therein, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by (i) the full Common Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference, and (ii) the full Notes Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.2 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

The Company intends to use the net proceeds from the two offerings to partially finance the planned $245 million acquisition of the Grand Isle Gathering System, a subsea pipeline system in the Gulf of Mexico, from Energy XXI Ltd.

On June 24, 2015, the Company issued a press release announcing the pricing of the Common Stock offering and the Notes offering described in this report.   The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

1.1
Underwriting Agreement dated June 23, 2015 by and between CorEnergy Infrastructure Trust, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein (Common Stock)

1.2
Underwriting Agreement dated June 23, 2015 by and between CorEnergy Infrastructure Trust, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein (Convertible Senior Notes)

8.1	Opinion of Husch Blackwell LLP relating to tax matters (Common Stock).

8.2	Opinion of Husch Blackwell LLP relating to tax matters (Convertible Senior Notes).

99.1	Press Release dated June 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: June 24, 2015	By:	/s/ Rebecca M. Sandring
Rebecca M. Sandring
Secretary

Exhibit Index

Exhibit No.	Description

1.1
Underwriting Agreement dated June 23, 2015 by and between CorEnergy Infrastructure Trust, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein (Common Stock)

1.2
Underwriting Agreement dated June 23, 2015 by and between CorEnergy Infrastructure Trust, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein (Convertible Senior Notes)

8.1	Opinion of Husch Blackwell LLP relating to tax matters (Common Stock).

8.2	Opinion of Husch Blackwell LLP relating to tax matters (Convertible Senior Notes).

99.1	Press Release dated June 24, 2015.